Exhibit 10.205

EXECUTION COPY

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT,

AND FOURTH AMENDMENT TO PROMISSORY NOTE

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, AND FOURTH AMENDMENT TO PROMISSORY NOTE (this “Agreement”) is made as of April 30, 2019, by and among QC PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Borrower”), ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (“AdCare”), REGIONAL HEALTH PROPERTIES, INC., a Georgia corporation (“Regional Health” and together with AdCare, collectively, the “Guarantors”; the Guarantors and the Borrower are collectively the “Obligors”), and CONGRESSIONAL BANK, a Maryland chartered commercial bank and its successors and assigns (“Lender”).

RECITALS

A.Borrower and Lender are parties to that certain Loan and Security Agreement dated as of September 27, 2013 (as amended by that certain First Amendment to Loan and Security Agreement, Consent and Release dated December 31, 2015, that certain Second Amendment to Loan and Security Agreement dated September 19, 2016, that certain Third Amendment to Loan and Security Agreement dated May 12, 2017, that certain Fourth Amendment to Loan and Security Agreement dated August 10, 2017, that certain Fifth Amendment to Loan and Security Agreement dated December 29, 2017, that certain Sixth Amendment to Loan and Security Agreement dated March 2, 2018 and that certain Seventh Amendment to Loan and Security Agreement dated April 30, 2018, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), pursuant to which the Lender made to Borrower a term loan in the aggregate principal amount of $5,000,000 (the “Loan”), as evidenced by that Promissory Note (Term Note) dated as of September 27, 2013 by Borrower payable to Lender (as amended by that certain First Amendment to Promissory Note dated September 19, 2016, that certain Second Amendment to Promissory Note dated March 2, 2018 and that certain Third Amendment to Promissory Note dated April 30, 2018, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Note”).

B.On or about December 7, 2018, Lender delivered to Borrower a letter notifying Borrower that Events of Default occurred because the Obligors failed to comply with Section 11.18 of the Loan Agreement in that the following Financial Covenants were not met: (i) Borrower failed to meet the minimum Debt Service Coverage Ratio for the months ended August 31, 2018 and September 30, 2018, and (ii) the Facility failed to meet the Minimum Census for the trailing twelve month period ended June 30, 2018 (collectively, the “Specified Events of Default”).

C.The Obligors and Lender have agreed to amend the Loan Documents as set forth herein, subject to the terms, conditions and understandings set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Obligors hereby agree as follows.

AGREEMENTS

1.Definitions. Capitalized terms used herein (including in the Recitals hereto) and not otherwise defined shall have the meaning given to such terms in the Loan Agreement.

2.Amendment to Note. The Note is hereby amended to replace the words “on or before April 30, 2019 (the “Maturity Date”)” in Section 1 thereof with the words “on or before the Maturity Date (as defined in the Loan Agreement)”.

3.Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)Section 1.1 of the Loan Agreement is hereby amended to amend and restate the following defined term in its entirety:

Maturity Date: June 30, 2019, subject to the Extension Option. If the Extension Option is exercised herein, “Maturity Date” shall mean the Extended Maturity Date.

(b)Section 1.1 of the Loan Agreement is hereby amended to add the following defined terms in correct alphabetical order:

Extended Maturity Date: As defined in Section 3.6 hereof.

Extension Option: As defined in Section 3.6 hereof.

Purchase Agreement: The Purchase and Sale Agreement dated April 15, 2019 by and between Borrower, Northwest Property Holdings, LLC, Attalla Nursing ADK, LLC and CP Property Holdings, LLC, as sellers, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC and Northwest Realty LLC, as buyer, pursuant to which Borrower has agreed to sell the Property subject to the terms and conditions therein.

(c)Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

3.6Extension Option. Borrower may extend  the  Maturity  Date  (the extension option) from June 30, 2019 to July 31, 2019 (such extended date, the “Extended Maturity Date”) upon Borrower’s satisfaction of the following conditions: (i) Borrower shall have delivered to Lender written notice of its intent to exercise the Extension Option no earlier than forty-five (45) days and no later than thirty (30) days prior to the Maturity Date; (ii) no Default or Event of Default shall have occurred and be continuing; (iii) the Closing Date and Scheduled Closing Date (each as defined in the Purchase Agreement) shall have been extended and the Purchase Agreement shall otherwise still be in full force and effect, including with respect to the Property; (iv) Lender shall have received such additional information or costs as Lender may request; and (v) Lender shall have approved such extension in its commercially reasonable discretion.

(d)Section 14.1(n) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(n)the termination of the Purchase Agreement for any reason;

(e)Section 3) of Annex I of the Loan Agreement is hereby amended and restated in its entirety as follows:

3)Debt Service Coverage Ratio. Measured as of the last day of each calendar month for the Test Period then ended, Borrower shall maintain a Debt Service Coverage Ratio of at least 1.25:1.00.

4.Conditions. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

(a)Lender shall have received the following documents, each duly executed by all of the parties thereto and each in form and substance satisfactory to Lender:

(i)	this Agreement;

(ii)	Certifications of Beneficial Ownership from each Obligor;

(iii)	certificates of good standing of each Obligor from the state of formation of such Obligor as Lender may require;

(iv)	the results of recent lien searches in such jurisdictions as Lender may require; and

(v)	such other documents, instruments, certificates, legal opinions, information and agreements as Lender may request; and

(b)Lender shall have received all costs, fees and expenses payable pursuant to Section 9.

5.Waiver. The Lender hereby waives the Specified Events of Default; provided, however, that this Section 5 shall be strictly limited to the Specified Events of Default and shall not be deemed to waive any defaults under the following provisions after the date of this Agreement or after the period stated, or any other defaults arising out of non-compliance by the Obligors with any of the Loan Documents, whether or not the events, facts or circumstances giving rise to  such  non-compliance  existed on or prior to the date hereof.

6.Acknowledgements, Representations and Warranties. In order to induce Lender to enter into this Agreement, each of the Obligors (as applicable), for itself, and for its respective heirs, personal representatives, successors and assigns, hereby acknowledges, represents and warrants to Lender as follows:

(a)The Obligors (to the extent of their respective obligations under the Loan Documents, as applicable) are responsible for reimbursing or otherwise paying all of the fees and expenses of Lender, including, without limitation, all costs and expenses related to any field examination, appraisals and/or business risk reviews, all recordation and transfer taxes and all attorneys’ fees and expenses (including in-house counsel) incurred by Lender in connection with the Loan, the Loan Documents and the collection and enforcement of any or all of the Loan Obligations and the preparation and execution of this Agreement and any other instruments, documents or agreements executed and delivered in connection herewith or required hereby, whether previously incurred or incurred in the future (collectively, the “Enforcement Costs”). Notwithstanding any provision of the Loan Documents to the contrary, the Enforcement Costs shall be deemed to be part of the Loan Obligations, and shall be payable in full by the Obligors (to the extent of their respective obligations under the Loan Documents, as applicable) upon execution and delivery of this Agreement, and thereafter, upon demand.

(b)Each Obligor has full power and authority (as applicable) to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action (as applicable).  No consent or approval  of  equity holders of, lenders to, or other creditors of any Obligor, or any other Person, and no consent, approval, filing or registration with or notice to any governmental authority, is required as a condition to the validity of this Agreement or the performance of any Obligor’s obligations hereunder.

(c)All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete and correct in all respects; and, no such understanding, representation, warranty or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty or recital from being misleading. All of the representations and warranties set forth in the Loan Documents remain in full force and effect, and are reaffirmed as of the date of this Agreement. All information included in each Certificate of Beneficial Ownership is true and correct in all respects. The Obligors acknowledge and agree that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties and recitals contained in this Agreement and the other Loan Documents. There is no fact known to any of the Obligors which such Obligor has not disclosed to Lender in writing on or prior to the date of this Agreement which would materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty or recital contained in this Agreement.

(d)Each of the Loan Documents (as amended hereby) continues in full force and effect notwithstanding the execution and delivery of this Agreement. Each Obligor hereby reissues, ratifies and confirms the enforceability and validity of all Loan Documents to which it is a party and agrees that this Agreement and each of the Loan Documents to which such Obligor is a party constitute the legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms. In addition, each Obligor acknowledges and agrees that neither the execution and delivery of this Agreement and/or any related documents nor any of the terms, provisions, covenants or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive or otherwise affect the liability and obligations of such Obligor under the terms of the Loan Documents, except to the extent expressly set forth herein. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan Obligations, including any security for any of the Loan Obligations, any credit or other information on any collateral or security for any of the Loan Obligations (including appraisals, environmental reports and assessments, and market studies), the Obligors, any of the Obligors’ principals, partners or members to the following: (i) any actual or prospective assignee or participant; (ii) Lender’s affiliates; (iii) any regulatory body having jurisdiction over Lender; or (iv) any other party as necessary or appropriate in Lender’s reasonable judgment in connection with the enforcement of Lender’s rights and remedies under the Loan Documents.

(e)Lender has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with each Obligor in connection with this Agreement and in connection with the Loan, the Loan Obligations and the Loan Documents; the Obligors hereby waiving and releasing any claims to the contrary. No Obligor has any defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender or any past, present or future agent, attorney, legal representative, predecessor in interest, subsidiary, affiliate, successor, assign, employee, stockholder, director or officer of Lender (including Lender, collectively, the “Lender Group”), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Loan Obligations or any of the terms or conditions of the Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Loan Obligations or any of the Loan Documents; to the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby forever waived, discharged and released.  Each Obligor hereby acknowledges and agrees that the execution of  this Agreement by Lender shall not constitute an acknowledgment of or admission by any member of the Lender Group of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted. Each Obligor further acknowledges and agrees that, to the extent any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to each Obligor of the covenants and obligations of Lender contained in this Agreement and the other documents executed and delivered in connection with this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any such claims. Each Obligor further acknowledges and agrees that Lender is not in any way responsible or liable for the previous, current or future condition or deterioration of the business operations and/or financial condition of any Obligor and that Lender has not breached any agreement or commitment to loan money or otherwise make financial accommodations available to any Obligor or to fund any operations of any Obligor at any time.

(f)EACH OBLIGOR HEREBY ACKNOWLEDGES THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AFTER AN ADEQUATE OPPORTUNITY AND SUFFICIENT PERIOD OF TIME TO REVIEW, ANALYZE AND DISCUSS (I) ALL TERMS AND CONDITIONS OF THIS AGREEMENT, (II) ANY AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (III) ALL FACTUAL AND LEGAL MATTERS RELEVANT TO THIS AGREEMENT AND/OR ANY AND ALL SUCH OTHER DOCUMENTS, WITH COUNSEL FREELY AND INDEPENDENTLY SELECTED BY SUCH OBLIGOR. EACH OBLIGOR FURTHER ACKNOWLEDGES AND AGREES THAT (I) IT HAS ACTIVELY AND WITH FULL UNDERSTANDING PARTICIPATED IN THE NEGOTIATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS

AGREEMENT AFTER CONSULTATION AND REVIEW WITH ITS COUNSEL, (II) ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT HAVE BEEN NEGOTIATED AT ARM’S-LENGTH, AND (III) THIS AGREEMENT AND ANY AND ALL SUCH OTHER DOCUMENTS HAVE BEEN NEGOTIATED, PREPARED AND EXECUTED WITHOUT FRAUD, DURESS, UNDUE INFLUENCE, OR COERCION OF ANY KIND OR NATURE WHATSOEVER HAVING BEEN EXERTED BY OR IMPOSED UPON ANY PARTY TO THIS AGREEMENT BY ANY OTHER PARTY. NO PROVISION OF THIS AGREEMENT OR SUCH OTHER DOCUMENTS SHALL BE CONSTRUED AGAINST OR INTERPRETED TO THE DISADVANTAGE OF ANY PARTY TO THIS AGREEMENT BY ANY COURT OR OTHER GOVERNMENTAL OR JUDICIAL AUTHORITY BY REASON OF SUCH PARTY HAVING OR BEING DEEMED TO HAVE STRUCTURED, DICTATED OR DRAFTED SUCH PROVISION.

(g)There are no proceedings or investigations pending or, so far the as each Obligor knows, threatened, before any court or arbitrator or before or by any governmental, administrative or judicial authority or agency against such Obligor.

(h)There is no statute, regulation, rule, order or judgment, no charter, by-law, or preference stock provision of the Obligors, and no provision of any mortgage, indenture, contract or other agreement binding on the Obligors or any of its, his, her or their respective properties, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

(i)Each Obligor hereby acknowledges and agrees that it is obligated to pay and perform the Loan Obligations in accordance with the terms and conditions of the Loan Documents. Each Obligor further acknowledges and confirms that any and all collateral previously, simultaneously herewith or hereafter pledged as security for any or all of the Loan Obligations does and shall continue to secure all such Obligations. Lender has, and will continue to have as security for the Loan Obligations, and Borrower hereby grants and re-grants to Lender, a valid and perfected lien on and security interest in such Borrower’s right, title and interest in all of the collateral pledged by it as security for any or all of the Loan Obligations. The grant of the security interest in such collateral shall continue in full force and effect until such time as all of the Loan Obligations have been indefeasibly paid in full. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, reasonably required by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Loan Documents and this Agreement.

7.Further Assurances. Upon Lender’s request, the Obligors shall execute and deliver to Lender such additional documents, amendments, confirmation, supplements, instruments, certificates and agreements as Lender may reasonably request from time to time in order to effectuate this Agreement or any document executed in connection with this Agreement, or to ratify and confirm any of the Loan Documents or this Agreement or any document executed in connection with this Agreement, and the rights of Lender hereunder and thereunder. Further, promptly following any request therefor, each Obligor shall provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

8.Releases and Waivers.

(a)Each Obligor knowingly and voluntarily forever releases, acquits and discharges the Lender Group, from and of any and all claims, damages, losses, costs, expenses, compensation, causes of actions, counterclaims, suits, judgments, obligations, liabilities, indebtedness, debts, affirmative and other defenses, setoffs, and demands of any kind or nature whatsoever, in law, in equity or otherwise, whether presently known or unknown, which the Obligors may have had, now have, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, directly or indirectly, any transaction, contracts, controversies, promises, duties, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with (i) any or all of the Loan Obligations, this Agreement, any or all of the Loan Documents, (ii) Lender’s acts, statements, conduct, representations and omissions made in connection therewith, including, without limitation, the terms and conditions of this Agreement, and (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, whether presently enforceable or enforceable in the future, that could, might or may be claimed to exist, whether liquidated or unliquidated, each as though fully set forth herein at length.

(b)Without implying any limitation on the foregoing, each Obligor hereby agrees that from and after the date hereof, it will not assert to any person or entity that any deterioration of the business operations or financial condition of the Obligor was caused by any breach of contract or wrongful act of any member of the Lender Group, including, without limitation, any act to loan money or make other financial accommodations available to the Obligor or to fund any operations of the Obligor at any time. Each Obligor hereby knowingly and voluntarily, forever releases, acquits and discharges the Lender Group from and of any and all claims that any member of the Lender Group is in any way responsible for the past, current or future condition or deterioration of the business operations and/or financial condition of the Obligor, and from and of any and all claims that any member of the Lender Group breached any agreement.

(c)Each Obligor hereby waives the provisions of any applicable laws restricting the release of claims that the Obligor does not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, each Obligor hereby agrees, represents and warrants to Lender that it realizes and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, expenses and/or other rights, claims or amounts which are presently unknown, unanticipated and unsuspected, and each Obligor further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon in light of that realization and the Obligor nevertheless hereby intends to release, discharge and acquit the parties set forth herein from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, expenses and/or other rights, claims or amounts that are in any manner set forth in or related to any or all of the Loan Obligations, this Agreement, any or all of the Loan Documents and all dealings in connection therewith.

9.Fees; Expenses. As consideration for entering into this Agreement, Borrower shall pay to Lender: (i) a non-refundable amendment closing fee equal to $15,000, payable on or before the date hereof; and (ii) on or before the date hereof, all costs, fees and expenses of Lender incurred on or before the date hereof in connection with the preparation, execution and delivery of this Agreement and any and all other documents executed and delivered in connection with this Agreement including, without limitation, attorney’s fees and expenses (including in-house counsel) and appraisal fees.

10.Affirmation. Except as specifically amended hereby, the Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Obligors party thereto. Each Obligor hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Documents to which it is a party. Except as expressly provided hereunder, each Obligor covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Documents to which it is a party, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

11.No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver, diminishment, impairment or extinguishment of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Documents or any other document, instruments and agreements executed or delivered in connection with any of the foregoing. Except as expressly set forth in Section 5 hereof with respect to the Specified Events of Default) nothing herein is intended to be or shall be construed as a waiver of any existing Defaults or Events of Default under the Loan Documents or any of Lender’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan or the Loan Obligations.

12.Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight delivery service or when mailed by certified mail, postage prepaid, as follows:

If to any Obligor:	c/o QC Property Holdings, LLC
454 Satellite Boulevard, Ste. 404
Suwanee, GA 30024
Attention: Manager

If to Lender:	Congressional Bank
5515 Security Lane, Suite 740
North Bethesda, MD 20852
Attention: Amy Heller

with a copy to:	Miles & Stockbridge P.C.
1201 Pennsylvania Avenue, NW, Suite 900
Washington, DC 20004
Attention: Abbey M. Ruby

The Lender hereby gives notice to the Obligors that all notices to be provided under the Loan Documents shall be given to Lender at its address set forth above or at such other address as Lender may hereafter specify in a notice given in the manner required under the Loan Documents.

13.Waiver of Jury Trial. NOTWITHSTANDING ANY OTHER PROVISION OF ANY LOAN DOCUMENT TO THE CONTRARY, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE  LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO  (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY, BASED UPON AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

14.Venue and Jurisdiction. Notwithstanding any other provision of any Loan Document to the contrary, each Obligor agrees that any action or suit against Lender arising out of or relating to any of the  Loan Documents shall be filed in federal court or state court located in the Montgomery County in the State of Maryland. Each Obligor agrees that Lender shall not be deemed to have waived its right to enforce this section by filing an action or suit against any Obligor in a venue outside of the State of Maryland. If Lender does commence an action or suit arising out of or relating to any of the Loan Documents, each Obligor agrees that the case may be filed in federal court or state court in the State of Maryland. Lender reserves the right to commence an action or suit in any other jurisdiction where any Obligor or any collateral has any presence or is located. Each Obligor consents to personal jurisdiction and venue in such forum selected by Lender and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to Lender’s acceptance of this Agreement.

15.Other Agreements. The parties to this Agreement further agree:

(a)This Agreement shall be governed by, and construed in accordance with, the laws of Maryland, without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of Lender under federal law.

(b)In case one or more provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall remain effective and binding and shall not be affected or impaired thereby.

(c)If there is any conflict between the terms of this Agreement, any of the documents executed and delivered in connection with this Agreement and any of the other Loan Documents, the terms of this Agreement shall prevail.

(d)This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

(e)This Agreement sets forth the final and entire agreement and understanding of the parties hereto, superseding all prior representations, understandings and agreements, written or oral, not expressly set forth in this Agreement or in any other documents executed and delivered in connection herewith.

(f)This Agreement shall constitute a “Loan Document” under the Loan Agreement and the other Loan Documents.

(g)As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

(h)The Recitals are part of this Agreement. The headings, titles and captions of this Agreement are for the convenience only and are not part of this Agreement.

(i)Time is of the essence of this Agreement with respect to the Obligors.

(j)This Agreement shall be binding upon and inure to the benefit of the Obligors and Lender and each of their respective heirs, personal representatives, successors, and assigns; provided, however, that no Obligor shall assign any of its rights or obligations under this Agreement.

(k)This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Agreement agrees that the respective signatures of the parties may be delivered by fax, “.PDF,” or other electronic means acceptable to Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Agreement with its inked signature, but the party’s failure to deliver a copy of this Agreement with its inked signature shall not affect the validity, enforceability and binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:

QC PROPERTY HOLDINGS, LLC,
a Georgia•limited liability company

By:	Brent Morrison
Name:	Brent Morrison
Title:	Manager

GUARANTORS:

ADCARE HEALTH SYSTEMS, INC.,
a Georgia•corporation

By:	Brent Morrison
Name:	Brent Morrison
Title:	Manager

REGIONAL HEALTH PROPERTIES, INC.,
a Georgia•corporation

By:	Brent Morrison
Name:	Brent Morrison
Title:	Manager

LENDER:

CONGRESSIONAL BANK,
a Maryland chartered commercial bank

By:	Paise K. Ela
Name:	Paise K. Ela
Title:	Authorized Signatory